Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First United Corporation

Oakland, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-26248 and 333-157562), and Form S-8 (File No. 333-143296) of First United Corporation of our reports dated March 14, 2012, relating to the consolidated financial statements, and the effectiveness of First United Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania

March 14, 2012